United States
Securities And Exchange Commission
Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2007

First Busey Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-15959	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 W. Main St.
Urbana, IL 61801
(Address of principal executive offices)    (Zip code)

(217) 365-4528
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K of First Busey Corporation, a Nevada corporation (“First Busey”) is filed to amend Item 9.01 of First Busey’s Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on August 1, 2007, for the purpose of providing the financial statements of Main Street Trust, Inc. (“Main Street”) required by Item 9.01(a) of this Form 8-K and the pro forma financial information required by Item 9.01(b) of this Form 8-K.

Item 2.01     Completion of Acquisition or Disposition of Assets

Following the close of business on July 31, 2007, First Busey Corporation completed its merger of equals with Main Street. As a result of the merger, First Busey Corporation has total assets of approximately $4.1 billion and operations located in three states, including four primary market areas in downstate Illinois.

Under terms of the agreement, former Main Street shareholders received 1.55 shares of First Busey Corporation common stock for each share of Main Street common stock.

Item  9.01      Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The unaudited consolidated financial statements of Main Street Trust, Inc. required by Item 9.01(a) of Form 8-K for the quarterly period ended March 31, 2007 are contained in its Form 10-Q filed with the Securities and Exchange Commission on May 9, 2007, which are incorporated by reference thereto.

The audited consolidated financial statements of Main Street Trust, Inc. required by Items 9.01(a) of Form 8-K for annual periods including and prior to December 31, 2006 are contained in its Form 10-K filed with the Securities and Exchange Commission on March 16, 2007, which are incorporated by reference thereto.

(b) Pro Forma Financial Information

The unaudited pro forma consolidated balance sheet as of March 31, 2007 and the unaudited pro forma income statement for the three months ended March 31, 2007 and the year ended December 31, 2006 are included in Exhibit 99.1 to this Form 8-K.

(d) Exhibits

99.1 Unaudited pro forma information for First Busey Corporation giving effect to the merger transaction with Main Street Trust, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2007     First Busey Corporation

By: /s/ Van A. Dukeman

Name: Van A. Dukeman

Title: Chief Executive Officer and President

Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated financial information is based on the historical financial statements of First Busey Corporation (“First Busey”) and Main Street Trust, Inc. (“Main Street”) and has been prepared to illustrate the effects of the merger of Main Street with and into First Busey, as described in the pro forma financial statements, under the purchase method of accounting and the adjustments as described in the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements.

The unaudited pro forma consolidated balance sheet reflects the historical position of First Busey and Main Street at March 31, 2007 with pro forma adjustments based on the assumption that the merger was consummated on that date.  The unaudited pro forma consolidated statement of income for March 31, 2007 assumes that the merger was completed on January 1, 2007; the unaudited pro forma consolidated statement of income for December 31, 2006 assumes that the merger was completed on January 1, 2006. Although the pro forma statements assume merger dates earlier than actual, wherever possible, amounts reflective of actual merger date events are utilized within these pro forma statements.

The unaudited pro forma financial statements are not necessarily indicative of either the results of operations or financial condition that would have been achieved had the merger in fact occurred on the dates indicated, nor do they purport to be indicative of results of operations or financial condition that may be achieved in the future by the combined company. The unaudited pro forma earnings amounts do not reflect any potential earnings enhancements or cost reductions that may result from the consolidation of First Busey’s and Main Street’s operations and are not necessarily indicative of the results expected of the future combined operations.  We cannot give any assurances with respect to the ultimate level of earnings enhancements or cost reductions to be realized. Further, consistent with applicable accounting guidelines, all purchase accounting adjustments are subject to revision for a period of up to one-year from the date of the merger as additional information becomes available that would affect our original purchase price allocations.

The unaudited pro forma financial statements and related footnotes should be read in conjunction with, and are qualified in their entirety by, the consolidated financial statements and accompanying notes of each of First Busey’s Annual Report on Form 10-K for the year ended December 31, 2006 and Main Street’s Annual Report on Form 10-K for the year ended December 31, 2006.